UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2026

NXG Cushing® Midstream Energy Fund

(Exact name of registrant as specified in its charter)

Delaware	811-22072	35-2303963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Energy Square, 4925 Greenville Avenue, Suite 1310, Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 692-6334

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	SRV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events

The Board of Trustees of NXG Cushing® Midstream Energy Fund (the “Fund”) has approved certain changes to the name of the Fund and the Fund’s non-fundamental investment policies. Effective December 18, 2026, the Fund’s name will be The NXG Cushing® Energy Infrastructure Fund.

Additionally, effective December 18, 2026, it will no longer be a policy of the Fund to invest at least 80% of its net assets, plus any borrowings for investment purposes, in midstream energy investments. Effective December 18, 2026, the Fund will pursue its investment objective to obtain a high after-tax total return from a combination of capital appreciation and current income by investing, under normal market conditions, at least 80% of its net assets, plus any borrowings for investment purposes, in a portfolio of energy infrastructure investments.

On October 16, 2026, the Fund issued a press release in connection with the changes to the Fund’s name and non-fundamental investment policies, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information included in this Item 8.01 and the press release attached hereto as Exhibit 99.1 and incorporated herein by reference are being “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and the Fund incorporates the information included in this Item 8.01 by reference into its effective registration statement under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated October 16, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXG CUSHING® MIDSTREAM ENERGY FUND

Date: October 16, 2026	By:	/s/ Blake Nelson
	Name:	Blake Nelson
	Title:	Chief Financial Officer